Exhibit 10.6

[JavaSoft letterhead]

March 9, 1998

Mr. John Bailey
R&D Product Manager
Borland International, Inc.
100 Borland Way
Scotts Valley, CA 95066-3249

Re:    Authorization to Integrate, Include, and Distribute Sun's JavaCheck™ Technology

Dear Mr. Bailey:

It is our understanding that Borland International, Inc. desires to integrate and/or include the JavaCheck technology with your Java™ development tools suite Product, as that term is used in the Technology License and Distribution Agreement (“TLDA”) by and between Sun Microsystems, Inc. (“Sun”) and Borland International, Inc., and then to distribute the Product for commercial and/or evaluation purposes. We also recognize that Borland International, Inc. may need access to the JavaCheck source code for integration and support purposes. Accordingly, subject to Borland International, Inc.‘s acceptance of the terms and conditions set forth in this letter, as evidenced by your countersignature in the space provided below, Sun is willing to grant Borland International, Inc. a nonexclusive license to the JavaCheck technology described in Exhibit A. Except as expressly set forth below, the JavaCheck technology is licensed to Borland Internationa1, Inc. as additional “Technology” as that term is used in the TLDA and is subject to the terms and conditions of the TLDA:

1)	JavaCheck technology is to be integrated and/or included only with Java development tool environment Products, and may not be redistributed as a stand alone Product.

2)

Borland International, Inc. and customers of Borland International, Inc. may only use the JavaCheck technology in conjunction with the files located in the JavaCheck/specs/* directory identified in Exhibit A ("SpecFiles") as provided by Sun at the time that Sun makes the JavaCheck technology available to Borland International, Inc. Other than those SpecFiles provided by Sun hereunder in Exhibit A, or any additional SpecFiles Sun makes available to Borland International, Inc., Borland International, Inc. may not include additional SpecFiles with Products without prior written permission by Sun.

3)	No files other than those explicitly named in Exhibit A may be modified by Borland International, Inc. without prior written approval by Sun.

4)	Sun is under no obligation to provide any maintenance or support services for the JavaCheck technology.

5)

If Borland International, Inc. uses the source files of the JavaCheck technology to integrate the JavaCheck technology into the Product, then Borland International, Inc. shall display the following notice in the Product's online documentation:

“Integrates Sun’s JavaCheck™ technology and supports Sun’s PersonalJava™ technology.”

6)

Instead, if Borland International, Inc. packages the binary files of the JavaCheck technology with the Product, then Borland International, Inc. shall display the following notice in the Product's online documentation:

"Includes Sun's JavaCheck™ Development Tool and supports Sun's PersonalJava™ technology."

7)	Sun provides the source files and the binary files, and the associated redistribution rights free of charge.

8)	As a courtesy, Borland International, Inc. agrees to deliver six copies of the Product to Sun Microsystems, Inc. upon general distribution thereof.

9)	All customary locations will contain the following copyright notice:

Copyright 1998 Sun Microsystems. Inc., 901 San Antonio Road, Palo Alto, CA 94303-4900 USA, All rights reserved. Java, JDK, JavaCheck and other Java related marks are trademarks or registered trademarks of Sun Microsystems, Inc. in the U.S. and other countries.

Restricted Rights: Use, duplication or disclosure by the United States government is subject to the restrictions as set forth in the Rights in Technical Data and Computer Software Clauses in DFARS 252.227-7013(c) (l) (ii) and FAR 52.227-19(c) (2) as applicable.

This authorization shall not become effective until Borland International, Inc. acknowledges acceptance of the above terms and conditions by signing this letter in the space provided below and returning the complete document, including exhibits, to Jonathan Berent’s attention via fax at 408 343 1483, or at the following address:

Sun Microsystems Inc./JavaSoft 901 San Antonio Road Mailstop: CUP01-102 Palo Alto, CA 94303-4900 Attn: Jonathan Berent

Very truly yours,

   /s/ Curtis Sasaki

Curtis Sasaki
Group Manager
Sun Microsystems, Inc.

Enclosures: as stated

cc: Jonathan Berent

Agreed:

    /s/ Michael Gardner
  Signature

    Development Director
  Title

    3/20/98
  Date

Exhibit A

The following files may be modified:

JavaCheck/

src/

JavaCheckV.java

views/*

widgets/*

resources/ClintRes.java

bin/*

images/*

docs/*

The following files may not be modified:

JavaCheck/

src/

JavaCheck.java

SpecGen.Java

ClassInfo/*

clint/*

resources/* (other than ClintRes.java)

specreader/*

specs/*